SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                 --------------


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)           March 26, 1999
                                                 -------------------------------

                               QUANTUM CORPORATION
--------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)


         Delaware                   0-12390                      94-2665054
--------------------------------------------------------------------------------
(State or other jurisdiction      (Commission                  (IRS Employer
     of incorporation)            File Number)               Identification No.)



500 McCarthy Boulevard, Milpitas, CA                               95035
--------------------------------------------------------------------------------
(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code   (408) 894-4000
                                                   -----------------------------

                                 Not Applicable
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 5.  OTHER

         This current report is being filed to update the consolidated financial statements ("MKQC Financials") for MKE-Quantum Components LLC and Subsidiaries ("MKQC") included in Quantum Corporation's Annual Report on Form 10-K for the fiscal year ended March 31, 1998. This update is required to permit KPMG Peat Marwick LLP to reissue its opinion for the MKQC Financials. On October 28, 1998, Quantum and MKE entered into an agreement to dissolve MKQC. Footnote 13 to the MKQC Financials included with this report has been added to reflect this event.

                               QUANTUM CORPORATION


SEPARATE FINANCIAL STATEMENTS OF FIFTY-PERCENT-OR-LESS-OWNED PERSONS ACCOUNTED FOR BY THE EQUITY METHOD:






                           MKE-QUANTUM COMPONENTS LLC
                                AND SUBSIDIARIES

                        Consolidated Financial Statements

                                 March 31, 1998


                   (With Independent Auditors' Report Thereon)

                          Independent Auditors' Report



The Board of Directors and Members
MKE-Quantum Components LLC:


We have audited the accompanying consolidated balance sheet of MKE-Quantum Components LLC and subsidiaries as of March 31, 1998 and the related consolidated statements of operations, members' equity, and cash flows for the period from May 16, 1997 (Inception) through March 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MKE-Quantum Components LLC and subsidiaries as of March 31, 1998, and the results of their operations and their cash flows for the period from May 16, 1997 (Inception) through March 31, 1998 in conformity with generally accepted accounting principles.



Boston, Massachusetts                                      KPMG Peat Marwick LLP
April 14, 1998, except for notes 6(b) and 12
which are as of June 5, 1998

                           MKE-QUANTUM COMPONENTS LLC

                           Consolidated Balance Sheet

                                 March 31, 1998
                                 (in thousands)


                        Assets

Current assets:
    Cash and cash equivalents                                           $  4,335
    Investment securities                                                 10,657
    Accounts receivable                                                   19,102
    Inventories (note 2)                                                  10,996
    Prepaid expenses                                                       2,716
    Other current assets                                                   1,714
                                                                        --------
                 Total current assets                                     49,520
                                                                        --------

Property, plant and equipment, net (note 3)                              197,898
Intangible assets, net (note 1)                                           12,969
Other assets                                                               2,363
                                                                        --------

                                                                        $262,750
                                                                        ========

                        Liabilities and Members' Equity

Current liabilities:
    Note payable to bank (note 6)                                       $ 27,000
    Current portion of obligation under capital lease (note 11)              353
    Accounts payable                                                      19,471
    Accrued expenses (note 4)                                             24,521
    Due to members                                                        23,362
                                                                        --------

                 Total current liabilities                                94,707
                                                                        ========

Note payable to member (notes 6 and 12)                                   50,823
Obligation under capital lease, less current portion (note 11)            14,964
                                                                        --------

                 Total liabilities                                       160,494
                                                                        --------

Commitments (notes 6 and 11)

Members' equity:
    Class A units                                                         57,436
    Class B units                                                         44,820
                                                                        --------
                 Total members' equity                                   102,256
                                                                        --------

                                                                        $262,750
                                                                        ========

See accompanying notes to consolidated financial statements.

                           MKE-QUANTUM COMPONENTS LLC

                             Statement of Operations

           Period from May 16, 1997 (Inception) through March 31, 1998
                                 (in thousands)



Net sales                                                             $ 165,775
Cost of sales                                                           209,452
                                                                      ---------

                 Gross margin (loss)                                    (43,677)
                                                                      ---------

Operating expenses:
    Research and development                                             42,215
    General and administrative                                           35,763
    Restructuring                                                        10,038
                                                                      ---------

                                                                         88,016

Loss from operations                                                   (131,693)

Interest and other income, net                                            2,342
Interest expense                                                         (4,434)
                                                                      ---------

                 Loss before income taxes                              (133,785)

Income taxes                                                              1,031
                                                                      ---------

                 Net loss                                             $(134,816)
                                                                      =========

See accompanying notes to consolidated financial statements.

                                                     MKE-QUANTUM COMPONENTS LLC

                                                    Statement of Members' Equity

                                     Period from May 16, 1997 (Inception) through March 31, 1998
                                                           (in thousands)

                                                                              Class A               Class B
                                                                               Units                 Units                 Total
                                                                              ---------             ---------             ---------
Initial capital contribution at May 16, 1997                                  $ 125,732               120,801               246,533

Distribution to member                                                             --                 (10,363)              (10,363)

Unrealized gain on investment securities                                            460                   442                   902

Net loss                                                                        (68,756)              (66,060)             (134,816)
                                                                              ---------             ---------             ---------

Members' equity at March 31, 1998                                             $  57,436                44,820               102,256
                                                                              =========             =========             =========

See accompanying notes to consolidated financial statements.

                                                                                                                                   5

                                                     MKE-QUANTUM COMPONENTS LLC

                                                       Statement of Cash Flows

                                     Period from May 16, 1997 (Inception) through March 31, 1998
                                                           (in thousands)


Cash flows from operating activities:
    Net loss                                                                                                              $(134,816)
    Adjustments to reconcile net loss to net cash used in operating activities:
       Restructuring                                                                                                          1,295
       Depreciation and amortization                                                                                         48,426
       Loss on the disposal of property, plant and equipment                                                                  7,550
       Effect of foreign currency exchange on property, plant and equipment                                                   1,924
       Changes in assets and liabilities:
          Accounts receivable                                                                                               (18,875)
          Inventories                                                                                                        12,166
          Prepaid expenses                                                                                                   (1,003)
          Other assets                                                                                                       (3,403)
          Accounts payable                                                                                                    3,999
          Accrued expenses and other liabilities                                                                             14,888
          Due to members                                                                                                     45,757
                                                                                                                          ---------

                        Net cash used in operating activities                                                               (22,092)
                                                                                                                          ---------

Cash flows from investing activities:
    Purchases of investment securities                                                                                       (9,754)
    Investment in property, plant and equipment                                                                             (96,681)
    Proceeds from disposition of property, plant and equipment                                                                3,462
                                                                                                                          ---------

                        Net cash used in investing activities                                                              (102,973)
                                                                                                                          ---------

Cash flows from financing activities:
    Borrowings on note payable to bank                                                                                       27,000
    Distribution to member                                                                                                  (10,363)
    Principal payments under capital lease obligations                                                                         (283)
                                                                                                                          ---------

                        Net cash provided by financing activities                                                            16,354
                                                                                                                          ---------

Decrease in cash and cash equivalents                                                                                      (108,711)

Cash and cash equivalents at beginning of period                                                                            113,046
                                                                                                                          ---------

Cash and cash equivalents at end of period                                                                                $   4,335
                                                                                                                          =========

Supplemental  disclosure of cash flow  information:
    Cash paid during the period for:
       Interest                                                                                                           $   4,434
                                                                                                                          =========

                                                                                                                         (Continued)

                                                                                                                                   6

                                                     MKE-QUANTUM COMPONENTS LLC

                                                 Statement of Cash Flows, Continued

                                     Period from May 16, 1997 (Inception) through March 31, 1998
                                                           (in thousands)

Supplemental disclosure of noncash financing and investing activities:
    Increase in capital lease obligations                                                                                   $ 15,600
                                                                                                                            ========

    Assets and liabilities contributed at May 16, 1997:
       Assets:
          Cash                                                                                                              $113,046
          Accounts receivable                                                                                                    227
          Due from member                                                                                                     22,395
          Inventories                                                                                                         23,162
          Prepaid expenses                                                                                                     1,713
          Property, plant and equipment                                                                                      130,971
          Intangible assets                                                                                                   28,977
          Other assets                                                                                                           674
                                                                                                                            --------

                                                                                                                            $321,165
                                                                                                                            ========

       Liabilities:
          Accounts payable                                                                                                  $ 15,472
          Accrued expenses and other liabilities                                                                               6,724
          Note payable to member                                                                                              50,823
          Other liabilities                                                                                                    1,613
                                                                                                                            --------

                                                                                                                            $ 74,632
                                                                                                                            ========

See accompanying notes to consolidated financial statements.

                                                                                                                                   7

                           MKE-QUANTUM COMPONENTS LLC

                   Notes to Consolidated Financial Statements

                                 March 31, 1998


(1)  Nature of Business and Summary of Significant Accounting Policies

     (a) Nature of Business

         MKE-Quantum Components LLC ("MKQC" or "the Company") commenced operations on May 16, 1997, and was formed as a joint venture between Matsushita-Kotubuki Electronics, Inc. ("MKE"), a Japanese corporation, through its wholly-owned subsidiary, Matsushita-Kotubuki Peripherals Corporation ("MKPC"), a Delaware corporation, and Quantum Corporation ("Quantum"). MKQC manufactures magnetic recording heads for computer disk drives at its facilities in Shrewsbury, Massachusetts, and Batam, Indonesia, and performs research and development activities at its Louisville, Colorado facilities. Substantially all of its products are sold to MKE and its affiliated entities.

         Quantum contributed to MKQC its Recording Heads Group operations in exchange for 4,900,000 Class B member units and 2,350,000 Class A units and MKPC contributed $110.0 million in exchange for 2,750,000 Class A units. In addition, Quantum received $94.0 million from the sale of 2,350,000 Class A units to MKPC. Quantum contributed assets of $211.1 million and liabilities of $74.6 million, which were recorded at their historical cost. Contributed assets and liabilities consisted of the following (in thousands):

             Assets:
                Cash                                       $  3,046
                Accounts receivable                          22,622
                Inventory                                    23,162
                Property, plant and equipment               130,971
                Intangible assets                            28,977
                Other assets                                  2,387
                                                           --------

                                                            211,165
                                                           ========

             Liabilities:
                Accounts payable                             15,472
                Accrued expenses and other liabilities        6,724
                Note payable to Quantum                      50,823
                Other liabilities                             1,613
                                                           --------

                                                           $ 74,632
                                                           ========


         The Company is operated under a Restated Operating Agreement (the "Agreement") whereby management and control of the Company is vested in the members acting by consent, which is defined as a supermajority. The Agreement provides that earnings and profits be allocated to each member based on their respective ownership interest and that liability for losses, debt and obligations are limited to each members' original capital contribution.

                           MKE-QUANTUM COMPONENTS LLC

(1)  Continued

     (b) Financial Statement Presentation

         The accompanying consolidated financial statements include the accounts
         of  the  Company  and  its  wholly-owned  subsidiaries.   All  material
         intercompany accounts and transactions have been eliminated.

         The preparation of these consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. These estimates are based on information available as of the date of the financial statements. Actual results may differ from these estimates.

     (c) Cash Equivalents

         The Company considers all highly liquid debt instruments with original or remaining maturities of three months or less to be cash equivalents.

     (d) Inventories

         Inventories are carried at the lower of cost or market. Cost is determined on a first-in, first-out basis.

     (e) Investment Securities

         Investment securities consist of 500,000 shares of Quantum common stock, which is being held for use in the Company's Time Accelerated Restricted Stock Award Plan (note 8). Investment securities are classified as available-for-sale and have a cost basis of $9.8 million, determined based on specific identification, and a fair value of $10.7 million at March 31, 1998.

         Unrealized holding gains and losses on available-for-sale securities are excluded from earnings and are reported as a separate component of members' equity until realized. Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis.

     (f) Property, Plant and Equipment

         Property, plant and equipment are stated at cost. Property, plant and equipment under capital leases are initially stated at the present value of the future minimum lease payments. Depreciation on property, plant and equipment is calculated using the straight-line method over the estimated useful lives of the assets. Property, plant and equipment held under capital leases and leasehold improvements are amortized using the straight line method over the shorter of the lease term or estimated useful life of the asset.

                           MKE-QUANTUM COMPONENTS LLC

(1)  Continued

     (g) Intangible Assets

         Intangible assets, which include acquired completed technology and work force in place, are being amortized over their remaining estimated useful lives, generally one to three years. Accumulated amortization at March 31, 1998 totaled $59.3 million.

     (h) Income Taxes

         The Company, a Limited Liability Company ("LLC"), is treated as a partnership for US and state income tax purposes and therefore is not subject to US or state income taxes. The Company shall distribute to the members amounts sufficient to pay the tax liability generated by their ownership interests. The provision for income taxes in the financial statements relates solely to the Company's wholly-owned foreign subsidiaries. The current provision for income taxes attributable to the foreign subsidiaries is $1,031,000.

     (i) Revenue Recognition

         Revenue  from  sales  of  products  is  recognized   upon  shipment  to
         customers, with provision made for estimated returns.

     (j) Foreign Currency Translation and Transactions

         Assets, liabilities, and operations of foreign subsidiaries are recorded based on the functional currency of the entity. For the Company's foreign operations, the functional currency is the U.S. Dollar. Accordingly, the application of Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation," to the Company's historical financial statements has resulted in transaction gains or losses that are immaterial to the Company's consolidated financial statements. The effect of foreign currency exchange rate fluctuations on cash flows was also immaterial for the period presented. Assets and liabilities denominated in other than the functional currency are remeasured each month with the remeasurement gain or loss recorded in other income.

     (k) Stock-Based Compensation

         The Company has adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS No. 123). SFAS No. 123 establishes financial accounting and reporting standards for stock-based compensation plans. The Company elected to continue accounting for stock-based employee compensation plans in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related Interpretations, as SFAS No. 123 permits, and to follow the pro forma net loss and stock-based compensation plan disclosure requirements set forth in SFAS No 123.

                           MKE-QUANTUM COMPONENTS LLC

(1)  Continued

     (l) Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of

         The Company has adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. The Company has reviewed the recoverability of its long-lived assets at March 31, 1998 and determined that no impairment is present as of March 31, 1998.

     (m) Year 2000

         The Year 2000 problem is the result of computer programs being written using two digits rather than four to define the applicable year. The Company has developed a plan to deal with the Year 2000 problem and has begun converting its computer systems to be Year 2000 compliant. The plan provides for conversion efforts to be completed by the end of calendar 1999. The Company expenses all costs associated with these systems changes as costs are incurred. Costs related to these systems changes are not considered to be material.

     (n) Recent Accounting Standards

         In June 1997, the Financial Accounting Standards Board (the "FASB") issued Statement No. 130 ("SFAS 130"), "Reporting Comprehensive Income," which establishes standards for reporting and display of comprehensive income and its components (revenue, expense, gains and losses) in a full set of general purpose financial statements. SFAS 130 requires that an enterprise classify items of other comprehensive income by their nature in a financial statement, and display the accumulated balance of other comprehensive income separately from members' equity in the statement of members' equity. SFAS 130 is effective for fiscal years beginning after December 15, 1997. SFAS 130 requires comparative financial statements for earlier years to be restated and is not expected to have a material impact to the Company's statement of operations or financial position.

                           MKE-QUANTUM COMPONENTS LLC

(2)  Inventories

     Inventories consisted of the following at March 31, 1998 (in thousands):

         Raw materials                                          $ 5,263
         Work in process                                          4,541
         Finished goods                                           1,192
                                                                -------

                                                                $10,996
                                                                =======


(3)  Property, Plant, and Equipment

     Property, plant, and equipment consisted of the following at March 31, 1998
     (in thousands):

                                                        Depreciable
                                                           Life
                                                           ----
     Machinery and equipment                              3-5 years          $   111,025
     Furniture and fixtures                                 5 years                1,620
     Buildings and leasehold improvements               10-25 years               37,846
     Construction in progress                                --                   54,076
     Land                                                    --                    2,340
                                                                             -----------
                                                                                 206,907
     Less accumulated depreciation and amortization                               (9,009)
                                                                             -----------
                                                                             $   197,898
                                                                             ===========


     Included in property, plant and equipment is $15.6 million of assets under a capital lease (see note 11) and $69.7 million of net assets held outside the United States, primarily in Batam, Indonesia.


(4)  Accrued Expenses

     Accrued expenses consist of the following at March 31, 1998 (in thousands):

         Accrued compensation                                   $10,617
         Restructuring                                            5,173
         Other                                                    8,731
                                                                -------

                                                                $24,521
                                                                =======

                           MKE-QUANTUM COMPONENTS LLC

(5)  Fair Value of Financial Instruments

     The carrying amounts of cash and cash equivalents, accounts receivable, other current assets, other assets, note payable to bank, accounts payable, and accrued expenses approximate their fair values because of the short-term nature of these instruments. The carrying amount of note payable to member approximates its fair value because the note bears interest at a variable interest rate, changes to which are derived from market rate changes.


(6)  Notes Payable

     (a) Note Payable to Member

         At March 31, 1998, the Company has a note payable in the amount of $50.8 million due to Quantum. The note is payable in quarterly installments of principal and interest, with interest payments commencing September 30, 1997 and principal payments commencing April 30, 1998, subject to Available Cash, as defined (maximum of 33 1/3% of net operating cash flow less any interest payment on the subordinated note). The note bears interest at the Applicable Federal Rate plus 1.5% (6.8% at March 31, 1998). Any unpaid amounts under this note are due in their entirety on May 15, 2022. The note is subordinated to any senior indebtedness, including note payable to bank, and is subject to certain operating covenants. All interest was paid through March 31, 1998.

     (b) Note Payable to Bank

         In March 1998 as part of the Company's  financing  agreement  (see note
         12), the Company entered into a bridge note financing facility with a bank for up to $50.0 million which was subsequently increased to $65.0 million on March 26, 1998. Interest on outstanding borrowings accrues at either the London Inter-Bank Offering Rate ("LIBOR"), Reserve Adjusted LIBOR, Federal Funds Rate or the bank's prime rate. The interest rate at March 31, 1998 was 7.05%. Borrowings under the bridge note financing facility are secured by substantially all assets of the Company. At March 31, 1998, there was $27.0 million of outstanding borrowings under this note. The bridge note was due to expire on April 30, 1998, however the expiration date was subsequently extended to May 29, 1998 and was repaid in full upon the closing of the Company's financing agreement (see note 12).

                           MKE-QUANTUM COMPONENTS LLC

(7)  Restructuring

       During the period from May 16, 1997 (Inception) through March 31, 1998, the Company recorded a restructuring charge of $10.0 million associated with the transition of its manufacturing operations in Colorado to a research and development operation. As part of the transition, production at the Colorado facility was moved to Massachusetts. The restructuring charge provided for $5.2 million associated with employee termination benefits for more than 400 employees who were associated with the manufacturing process, non-cash charges of $1.5 million associated with the disposal of manufacturing property and equipment, $0.4 million related to a writedown in the carrying value of certain intangible and other assets, and $2.8 million related to the remaining lease term of certain Colorado facilities. At March 31, 1998, $5.2 million of accrued restructuring costs are included in accrued expenses.


(8)  Stock Compensation Plans

     (a) Restricted Stock Award Plan

         During the period from May 16, 1997 (Inception) to March 31, 1998, the Company adopted a Time Accelerated Restricted Stock Award Plan (the "Plan") pursuant to which the Company's Board of Directors may grant up to 500,000 shares of Quantum common stock to officers and key employees. All stock awards vest over 4 years from the date of grant and may accelerate to a two-year vesting schedule if the Company meets certain performance criteria. The performance criteria are based on obtaining predetermined yield, operating income and net income goals. At March 31, 1998, there were 92,700 shares available for grant under the Plan. Total compensation expense recognized for the period from May 16, 1997, (Inception) to March 31, 1998 amounted to $2.0 million.

     (b) Quantum Stock Incentive Plans

         As affiliates, certain of the Company's employees are eligible to participate in Quantum's stock incentive plans, which include stock options and restricted stock. All stock incentive awards outstanding at May 16, 1997, which have been issued while the respective employees were employed by Quantum, were effectively assumed by the Company. During the period from May 16, 1997 (Inception) to March 31, 1998, 25,000 stock incentive awards were granted to the Company's employees. The Company has no specific rights to have stock incentive awards granted under the Quantum plans to its employees in the future. Restricted stock previously granted generally vests over two to three years. Stock options were granted with exercise prices determined by Quantum's Board of Directors, but not less than the grant date fair market value of Quantum's common stock. Stock options currently expire no later than ten years from the grant date and generally vest ratably over one to four years.

                           MKE-QUANTUM COMPONENTS LLC

(8)  Continued

     (c) Stock Option Summary Information

         A summary of activity related to Company employees' involvement in Quantum's stock incentive plans follows:

                                           Period from May 16, 1997 (Inception)
                                                       to March 31, 1998
                                                 ------------------------------
                                                    Options     Weighted-Average
                                                 (in thousands)  Exercise Price
                                                 --------------  --------------
         Outstanding at May 16, 1997                  780             $ 7.29
         Granted                                       25              21.00
         Canceled                                     (28)              7.54
         Exercised                                   (229)              6.47
                                                     ----             ------

         Outstanding at March 31, 1998                548             $ 8.24
                                                     ====             ======

         Exercisable at March 31, 1998                303             $ 7.70
                                                     ====             ======


         The range of exercise prices for options held by Company employees and outstanding at March 31, 1998 was $6.44 to $21.00. The following tables summarize information about options held by Company employees that were outstanding at March 31, 1998:

                                                                                      Outstanding Options
                                                                   --------------------------------------------------------------
                                                                   Options Outstanding                          Weighted-Average
                                                                     at March 31, 1998    Weighted-Average          Remaining
         Range of Exercise Prices                                      (in thousands)       Exercise Price       Contractual Life
         ------------------------                                      --------------       --------------       ----------------
         $6.44 - $ 7.13                                                       84               $   7.06                 6.77
         $7.22                                                               253                   7.22                 8.25
         $7.81 - $21.00                                                      211                   9.94                 7.63
                                                                             ---               --------                 ----
                                                                             548               $   8.24                 7.78
                                                                             ===               ========                 ====


                                                    Exercisable Options
                                           -------------------------------------
                                              Shares
                                           Exercisable
                                         at March 31, 1998      Weighted-Average
         Range of Exercise Prices          (in thousands)         Exercise Price
         ------------------------          --------------         --------------
         $6.44 - $ 7.13                          66                 $   7.05
         $7.22                                  114                     7.22
         $7.81 - $21.00                         123                     8.49
                                                ---                 --------

                                                303                 $   7.70
                                                ===                 ========

                           MKE-QUANTUM COMPONENTS LLC

(8)  Continued

         Expiration dates range from May 16, 2004 to January 26, 2008 for Company employee options outstanding at March 31, 1998. Prices for options exercised by Company employees during the period from May 16, 1997 (Inception) to March 31, 1998 ranged from $0.01 to $11.44. Proceeds received from exercises are paid directly to Quantum.

     (d) Pro Forma Information

         Certain pro forma information is required by SFAS No. 123. This information is required to be determined as if the Company had accounted for stock incentives granted to its employees subsequent to March 31, 1995, under the fair value method.

         The fair value of options granted to the Company's employees by Quantum subsequent to March 31, 1995, reported below, were estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions:

                                             Stock Options                     Stock Purchase Plan
                                       ---------------------------        ---------------------------
                                       Fiscal 1998     Fiscal 1997        Fiscal 1998     Fiscal 1997
                                       -----------     -----------        -----------     -----------
         Option life (in years)           2.94             2.78              0.98            1.40
         Risk-free interest rate          6.30%            6.25%             5.90%           6.14%
         Stock price volatility            .56              .53               .53             .52
         Dividend yield                    --               --                --              --


         The Black-Scholes option-pricing model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because the Company's options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in the opinion of management, the existing models do not necessarily provide a reliable single measure of the fair value of the options.

         The following is a summary of weighted-average grant date fair values:

                                        Weighted Average Grant Date Fair Value
                                        --------------------------------------
                                           Fiscal 1998         Fiscal 1997
                                           -----------         -----------
         Options granted under stock
         incentive plans                     $   8.78             $ 2.93
         Restricted stock granted
         under stock incentive plan           --                   14.86

                           MKE-QUANTUM COMPONENTS LLC

(8)  Continued

     For purposes of pro forma disclosures, the estimated fair value of the options is assumed to be amortized to expense ratably over the options' vesting period. Had the Company determined stock compensation expense in accordance with SFAS 123, the pro forma net loss would have been $(135.8) million for the period from May 16, 1997 (Inception) to March 31, 1998.


(9)  Savings and Investment Plan

     Substantially all of the Company's domestic employees are eligible to make contributions to the Company's 401(k) savings and investment plan. The Company matches a percentage of the employees' contributions and may also make additional discretionary contributions to the plan. Company contributions were $0.9 million during the period from May 16, 1997 (Inception) to March 31, 1998.


(10) Related Party Transactions

     During the period from May 16, 1997 (Inception) to March 31, 1998, the Company had revenues of $152 million from the sale of product to MKE and its affiliates. At March 31, 1998, there was a net receivable balance of $15.9 million due from MKE and its affiliates. The Company purchased $4.1 million in fixed assets and $0.4 million in services from MKE and its affiliates during the period from May 16, 1997 (Inception) to March 31, 1998. A balance of $3.8 million was due to MKE and its affiliates at March 31, 1998 related to these purchases.

     During the period from May 16, 1997 (Inception) to March 31, 1998, the Company had the following transactions with Quantum (in millions):

         Product sales                                              $       12.5
         Sales of equipment                                                  3.5
         Purchases of property, plant and equipment                         17.0
         Purchase of support services                                       16.0
         Reimbursement for accounts payable disbursements                   14.4
         Rent of Shrewsbury, Massachusetts facilities                        4.7
         Interest on note                                                    3.1
         Amounts paid for employee health insurance coverage                 2.5
         Interest on capital lease (see note 11)                             1.2
         Amounts reimbursed for employee payroll                            17.3

                           MKE-QUANTUM COMPONENTS LLC

(10) Continued

     The support services provided by Quantum to the Company were mainly comprised of finance, human resources, and computer support services. Quantum charges the Company for these services on a basis which reflects the costs directly attributable to the Company. Management believes these methods are reasonable based upon the Company's use of such services. At March 31, 1998, the Company owed $19.5 million to Quantum, representing $14.1 million in capital improvements at the Shrewsbury facility and $5.4 million for services. See also notes 6 and 11.


(11) Leases

     The Company is obligated under a capital lease with Quantum for its research and development facility in Louisville, Colorado. At March 31, 1998, the gross amount of building, land and related accumulated amortization recorded under the capital lease was as follows (in thousands):

         Building                                             $ 13,260
         Land                                                    2,340
                                                              --------
                                                                15,600
                      Less accumulated amortization               (576)
                                                              --------
                                                              $ 15,024
                                                              ========

     Amortization   of  assets  held  under  capital  leases  is  included  with depreciation expense.

     The Company also has a non-cancelable operating lease with Quantum Corporation for its manufacturing and office space in Shrewsbury, Massachusetts. The lease expires in May 2002 and contains renewal options for three five-year periods, and requires the Company to pay all executory costs such as maintenance and insurance. In addition, the Company leases manufacturing space for its Batam, Indonesia operations. Rental expense amounted to $6.4 million for the period from May 16, 1997 (Inception) through March 31, 1998.

     Future minimum lease payments under operating leases (with initial or remaining lease terms in excess of one year) as of March 31, 1998 are (in thousands):

          1999                                                  $ 8,625
          2000                                                    9,655
          2001                                                    7,460
          2002                                                    7,460
          2003                                                    1,912
                                                                -------

                Total future minimum
                  lease payments                                $35,112
                                                                =======

                           MKE-QUANTUM COMPONENTS LLC

(11) Continued

     Future minimum capital lease payments as of March 31, 1998 are (in thousands):

         1999                                                         $  2,074
         2000                                                            2,074
         2001                                                            2,074
         2002                                                            2,074
         2003                                                            2,074
         Thereafter                                                     18,210
                                                                     ---------
                       Total minimum lease payments                     28,580

         Less:   executory costs (such as taxes,
                 maintenance and insurance, included
                 in minimum lease payments)                              2,752
                                                                     ---------
                       Net minimum lease payments                       25,828

         Less:   interest                                               10,511
         Less:   current portion of obligation under capital lease         353
                                                                     ---------

         Obligation under capital lease, less current portion        $  14,964
                                                                     =========


(12) Subsequent Events

     (a) Financing Agreement

         On May 26, 1998, the Company entered into a financing agreement with a bank to permit the Company to borrow up to $80.0 million. The agreement provides for a $30.0 million revolving credit facility and a $50.0 million long term credit facility to be used for equipment purchases. Certain assets located in the United States collateralize the credit facility. The Company's ownership interest in its foreign subsidiaries is also pledged. Under the terms of the agreement, the Company is required to meet certain financial ratios and other financial covenants. The borrowings under the revolving credit facility and long term facility bear a variable interest rate based on the bank's available funds, as defined. The revolving credit facility has a term of one year. The long-term credit facility is available for borrowing until January 28, 1999. The principal amount of the long-term facility will be repaid in sixteen quarterly installments beginning on June 30, 1999, with a maturity date of March 31, 2003. The note payable to Quantum for $50.8 million (see note 6) is subordinated to this credit facility.

         On June 5, 1998, the Company executed a $40.0 million lease agreement with a bank. Under the terms of this agreement, the $40.0 million will be used by the Company to obtain manufacturing equipment through leasing arrangements with the bank. The Company will make semi-annual rental payments for the equipment.

                           MKE-QUANTUM COMPONENTS LLC

(12) Continued

     (b) Restructuring

         On June 4, 1998, the Company recorded a restructuring charge of approximately $1.7 million associated with a strategic plan designed to improve manufacturing technology and efficiency. The restructuring charge primarily provided for costs associated with employee termination benefits for more than 150 employees located primarily in Shrewsbury, Massachusetts.

(13) Events (Unaudited) Subsequent to the Date of the Report of the Independent Auditor.

On October 28, 1998, MKE and Quantum announced an agreement to dissolve the Company. In accordance with the plan of dissolution, substantially all domestic operations were discontinued on or about December 27, 1998 and the Indonesian manufacturing subsidiary was distributed to MKE. Domestic assets are in liquidation and the Company recorded all assets and liabilities at their estimated net realizable value, resulting in a $136.4 million charge to operations in December 1998 based on management estimates. As of December 27, 1998, the Company was in violation of covenants related to its financing relationship with a bank under which approximately $30 million and $30 million were outstanding under long-term and revolving debt agreements, respectively. Subsequent to December 27, 1998, the Company repaid the outstanding balace of long-term debt and $10 million of the outstanding balance of the revolving debt agreement. The Company was also in default of its bank lease financing arrangement as of December 27, 1998. The Company recorded the related assets under operating leases at their estimated net realizable values and recorded a liability of $33.5 million to reflect the expected settlement of the lease arrangement, which was repaid on January 4, 1999.

MKE and Quantum have announced their intentions to fund the Company pro rata to their interests for repayment of MKQC's obligations, consisting primarily of bank debt, lease obligations, accounts payable, severance, continuation and other liabilities through June 1999 when the liquidation of MKQC is expected to be completed.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: March 26, 1999                       QUANTUM CORPORATION


                                           /s/ Richard L. Clemmer
                                           -------------------------------------
                                           Richard L. Clemmer
                                           Executive Vice President, Finance and
                                           Chief Financial Officer and Secretary

ITEM 7. EXHIBITS.


Exhibit
Number              Description
-------             -----------

 99.1               Independent Accountants' Consent